UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2019

RW Holdings NNN REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55776	47-4156046
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3090 Bristol Street, Suite 550
Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 742-4862

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01	Entry into a Material Definitive Agreement.

The information discussed under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an off-Balance Sheet Arrangement of a Registrant.

On April 30, 2019, RW Holdings NNN REIT, Inc. (the “Company”), along with Rich Uncles NNN Operating Partnership, L.P. (the “Operating Partnership”) and Rich Uncles NNN LP, LLC (together with the Company and the Operating Partnership, “Borrowers”), entered into a Loan Agreement (the “New Credit Facility”) with Pacific Mercantile Bank (“Lender”). The New Credit Facility replaces a $9.0 million unsecured line of credit with Lender, which expired on April 30, 2019 (the “Former Credit Facility”). The New Credit Facility is a revolving unsecured line of credit for a maximum principal amount of $10.0 million and matures on October 1, 2020, unless earlier terminated.

The New Credit Facility can be used to fund the Company’s business operations, including acquisitions of real estate properties and working capital. The Company intends to repay amounts outstanding under the New Credit Facility from gross offering proceeds from the sale of shares of the Company’s common stock or mortgage financing on one of the properties owned, either directly or indirectly through one or more wholly-owned single member special purposes entities, by the Operating Partnership.

Under the terms of the New Credit Facility, Borrowers pay a variable rate of interest on outstanding amounts equal to one (1) percentage point over an independent index published in The Wall Street Journal based on the highest rate on corporate loans posted by at least 75% of the largest banks (the “Index”). Based upon the Index as of the date of the New Credit Facility, the initial interest rate under the New Credit Facility was 6.50%.

The New Credit Facility contains customary representations, warranties and covenants, which are substantially similar to those in the Former Credit Facility. The Company’s ability to borrow under the New Credit Facility will be subject to its ongoing compliance with various affirmative and negative covenants, including with respect to indebtedness, guaranties, mergers and asset sales, liens, dividends, corporate existence and financial reporting obligations.

The New Credit Facility also contains customary events of default, including, without limitation, nonpayment of principal, interest, fees or other amounts when due, violation of covenants, breaches of representations or warranties and change of ownership. Upon the occurrence of an event of default, Lender may accelerate the repayment of amounts outstanding under the New Credit Facility and exercise other remedies subject, in certain instances, to the expiration of an applicable cure period.

The New Credit Facility is secured by a continuing guaranty executed by BrixInvest, LLC, the Company’s sponsor and advisor, along with springing guaranties executed by Raymond E. Wirta, Chairman of the Board of the Company, and a trust belonging to Mr. Wirta, each in the amount of $10.0 million. Mr. Wirta’s guaranties become effective upon certain triggering events, including an event of default under the New Credit Facility and the failure by Borrowers to pay one or more subsequent advances within 90 days of disbursement.

The above description of the New Credit Facility is a summary and is qualified in its entirety by the Loan Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Loan Agreement executed on April 30, 2019 by and between RW Holdings NNN REIT, Inc., Rich Uncles NNN Operating Partnership, L.P., Rich Uncles NNN LP, LLC and Pacific Mercantile Bank

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RW HOLDINGS NNN REIT, INC. (Registrant)

By:	/s/ Raymond J. Pacini
	Name:	Raymond J. Pacini
	Title:	Chief Financial Officer

Date: May 2, 2019

-4-